EXHIBIT 3


   A copy of the authority of the Trustee to exercise corporate trust powers, dated July 16, 1973, and issued by the Comptroller of the Currency.

                          Comptroller of the Currency

TREASURY
DEPARTMENT
OF THE UNITED
STATES
                                Washington, D.C.

     WHEREAS, ZIONS FIRST NATIONAL BANK, located in Salt Lake City, State of Utah, being a National Banking Association, organized under the statues of the United States, has made application for authority to act as fiduciary

     AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;

     NOW THEREFORE, I hereby certify that the necessary approval has been given and that the said association is authorized to act in all fiduciary capacities permitted by such statutes.


                          IN TESTIMONY WHEREOF, witness my signature and seal of office this sixteenth day of July, 1973

                                           /s/ James E. Smith
                                           ---------------------------
                                           Comptroller of the Currency